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                                                                   Exhibit 11(b)

                               CONSENT OF COUNSEL


                  We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 17 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (No. 2-82278) of Municipal Fund for New York Investors, Inc.





                                                  /s/ Willkie Farr & Gallagher
                                                  ---------------------------
                                                  Willkie Farr & Gallagher



November 20, 1997

New York, New York